Exhibit 99.2

ViacomCBS Announces the Pricing Terms of Its $2.0 Billion Cash Tender Offers for Certain Outstanding Debt Securities

May 27, 2020

NEW YORK —(BUSINESS WIRE) — May 27, 2020 — ViacomCBS Inc. (“ViacomCBS”) (NASDAQ: VIAC, VIACA) today announced the pricing terms of its previously-announced cash tender offers (collectively, the “Offers”) for up to $2.0 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the “Maximum Tender Amount”) of the debt securities identified in the table below, collectively referred to as the “Securities” and each referred to as a “series” of Securities, from each registered holder of Securities (individually, a “Holder,” and collectively, the “Holders”). The Offers are subject to proration procedures described in the Offer to Purchase, dated May 12, 2020 (the “Offer to Purchase”) and order of priority (the “Acceptance Priority Levels”) as set forth in the table below. The terms and conditions of the Offers are described in the Offer to Purchase and remain unchanged except as amended by the press release issued earlier today announcing the early tender results and increase in consideration and as amended hereby.

The “Total Consideration” for each series, other than the 5.875% Junior Subordinated Debentures due 2057 (the “2057 Debentures”), per $1,000 principal amount of Securities validly tendered and accepted for purchase pursuant to the Offers was determined by reference to the applicable fixed spread over the yield to maturity based on the bid side price of the applicable U.S. Treasury Security, in each case as set forth in the table below, and is payable to Holders of the Securities who validly tendered and did not validly withdraw their Securities on or before 5:00 p.m., New York City time, on May 26, 2020 (the “Early Tender Deadline”) and whose Securities are accepted for purchase by ViacomCBS. The Reference Yields (as determined pursuant to the Offer to Purchase) listed in the table were determined at 10:00 a.m., New York City time, today, May 27, 2020, by the dealer managers (identified below). The Total Consideration for each series of Securities includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered and not validly withdrawn by such Holders and accepted for purchase by ViacomCBS. The Total Consideration for the 2057 Debentures is $950 per $1,000 principal amount.

As announced previously today, ViacomCBS has amended the Offers by (i) changing the fixed spread for the total consideration to be paid for all 3.875% Senior Notes due 2021 validly tendered and accepted for purchase to 30 basis points over the yield to maturity based on the bid side price of the 0.125% UST due April 30, 2022 and (ii) providing that Holders of all series of Securities who validly tender their Securities following the Early Tender Deadline and on or prior to the expiration date of 11:59 p.m., New York City Time, on June 9, 2020 (the “Expiration Date”) will also receive the early tender premium of $30.00 per $1,000 principal amount of Securities accepted for purchase.

The following table sets forth certain information regarding the Securities and the Offers:

Title of Security	CUSIP Number	Acceptance Priority Level(1)	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)(2)	Total Consideration(3)	Aggregate Principal Amount Tendered(4)	Aggregate Principal Amount Expected to be Accepted for Purchase
3.875% Senior Notes due 2021	92553P AJ1	1	0.125% UST due April 30, 2022	0.174%	30	$1,052.36	$170,045,000	$170,045,000
2.500% Senior Notes due 2023	124857 AS2	2	0.250% UST due April 15, 2023	0.206%	165	$1,016.45	$169,941,000	$169,941,000
2.900% Senior Notes due 2023	124857 AY9 124857 AU7 U1492DAB7	3	0.250% UST due April 15, 2023	0.206%	170	$1,028.16	$156,607,000	$156,607,000
3.250% Senior Notes due 2023	92553P AR3	4	0.250% UST due April 15, 2023	0.206%	180	$1,030.74	$39,549,000	$39,549,000
4.250% Senior Notes due 2023	92553P AT9	5	0.250% UST due April 15, 2023	0.206%	180	$1,065.19	$406,345,000	$406,345,000
7.125% Senior Notes due 2023	124845 AF5	6	0.250% UST due April 15, 2023	0.206%	205	$1,159.59	$11,044,000	$11,044,000
7.875% Debentures due 2023	960402 AS4	7	0.250% UST due April 15, 2023	0.206%	205	$1,175.51	$47,557,000	$47,557,000
5.875% Junior Subordinated Debentures due 2057*	92553P BD3	8	N/A	N/A	N/A	$950.00	$232,180,000	$130,000,000
3.375% Senior Notes due 2022	124857 AG8	9	0.125% UST due April 30, 2022	0.174%	135	$1,027.50	$271,186,000	$271,186,000
3.125% Senior Notes due 2022	92553P AM4	10	0.125% UST due April 30, 2022	0.174%	150	$1,025.59	$76,054,000	$76,054,000
2.250% Senior Notes due 2022	92553P BA9	11	0.125% UST due April 30, 2022	0.174%	145	$1,009.84	$14,077,000	$14,077,000

(1)

Subject to the Maximum Tender Amount, the 2057 Debentures Tender Cap (as defined herein) and proration, the principal amount of each series of Securities validly tendered on or after the Early Tender Deadline and prior to the Expiration Date that is purchased in the Offers will be determined in accordance with the applicable acceptance priority level (in numerical priority order with 1 being the highest Acceptance Priority Level and 11 being the lowest) specified in this column.

(2)	Includes the Early Tender Premium.
(3)	Per $1,000 principal amount of the Securities that are tendered and accepted for purchase.
(4)	As of the Early Tender Deadline.
*	The maximum aggregate principal amount of the 5.875% Junior Subordinated Debentures due 2057 that will be purchased in the Offers will be capped at $130,000,000.

All payments for Securities purchased in connection with the Early Tender Deadline will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the early settlement date, which is currently expected to be May 28, 2020 (the “Early Settlement Date”).

ViacomCBS currently expects to accept for purchase on the Early Settlement Date the aggregate principal amount of each series of the Securities set forth in the column titled, “Aggregate Principal Amount Expected to be Accepted for Purchase,” in the table above. The principal amount of 5.875% Junior Subordinated Debentures due 2057 (the “2057 Debentures”) is limited to $130,000,000 (the “2057 Debentures Tender Cap”).

Securities validly tendered and not validly withdrawn on or prior to the Early Tender Deadline will be accepted for purchase, subject to the 2057 Debentures Tender Cap, in priority to other Securities validly tendered following the Early Tender Deadline even if such Securities validly tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities validly tendered on or prior to the Early Tender Deadline. Securities validly tendered following the Early Tender Deadline, other than the 2057 Debentures, will be subject to the Maximum Tender Amount, Acceptance Priority Levels and proration.

Because the amount of 2057 Debentures to be purchased on the Early Settlement Date equals the 2057 Debentures Tender Cap, 2057 Debentures tendered after the Early Tender Deadline will not be accepted for purchase.

Securities not accepted for purchase will be promptly credited to the account of the Holder of such Securities with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

The combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) of Securities accepted for purchase on the Early Settlement Date will reduce the amount of Securities to be accepted for purchase on the final settlement date, which is expected to be on June 11, 2020 (the “Final Settlement Date”) to the extent the combined aggregate purchase price of Securities accepted for purchase on the Final Settlement Date, together with the combined aggregate purchase price of the Securities accepted for purchase on the Early Settlement Date, exceeds the Maximum Tender Amount.

Holders of Securities validly tendered after the Early Tender Deadline and on or prior to the Expiration Date will also be eligible to receive the Total Consideration as set forth in the table above, which includes an early tender premium of $30 per $1,000 principal amount of Securities validly tendered by such Holders and accepted for purchase by ViacomCBS. All payments for Securities purchased in connection with the expiration of the Offers will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the Final Settlement Date.

In accordance with the terms of the Offers, the withdrawal deadline was 5:00 p.m., New York City time, on May 26, 2020. As a result, tendered Securities may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by ViacomCBS).

ViacomCBS reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers; (ii) extend or terminate the Offers; or (iii) otherwise amend the Offers in any respect.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free), J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free) or Mizuho Securities USA LLC, Liability Management Group, at (212) 205-7736 (collect) or (866) 271-7403 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of ViacomCBS, the dealer managers, or the information and tender agent is making any recommendation as to whether or not Holders should tender their Securities in connection with the Offers.

About ViacomCBS

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, CBS All Access, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the US television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents.

Cautionary Statement Concerning Forward-Looking Statements

This communication contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: the impact of the COVID-19 pandemic (and other widespread health emergencies or pandemics) and measures taken in response thereto; technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; the public acceptance of our brands, programming, films, published content and other entertainment content on the various platforms on which they are distributed; increased costs for programming, films and other rights; the loss of key talent; competition for content, audiences, advertising and distribution in consolidating industries; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies; evolving cybersecurity and similar risks; the failure, destruction or breach of critical satellites or facilities; content theft; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; strikes and other union activity; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; liabilities related to discontinued operations and former businesses; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

VIAC-IR

Press:

Justin Dini

Executive Vice President, Corporate Communications

(212) 846-2724

justin.dini@viacbs.com

Justin Blaber

Senior Director, Corporate Communications

(212) 846-3139

justin.blaber@viacom.com

Pranita Sookai

Director, Corporate Communications

(212) 846-7553

pranita.sookai@viacom.com

Investors:

Anthony DiClemente

Executive Vice President, Investor Relations

(212) 846-5208

anthony.diclemente@viacbs.com

Jaime Morris

Vice President, Investor Relations

(212) 846-5237

jaime.morris@viacbs.com